Press Release

                          Dialysis Corporation of America
                                      Reports
              Fourth Quarter and Year Ended December 31, 2008 Results

Linthicum, Maryland, Thursday, March 5, 2009 - Dialysis Corporation of America (NASDAQ-DCAI) announced its financial results for the fourth quarter and year ended December 31, 2008.

  * Year end patient census approximated 2,000 including the patients at a Maryland dialysis center acquired December 31, 2008.
  * Operating revenues for the fourth quarter of 2008 were $23.7 million compared to $20.0 million for the same period last year, an 18% increase.
  * Operating income was $2.2 million for the fourth quarter of 2008 compared to $1.6 million for the same period last year.
  * Net income for the quarter was $858,000 or $0.09 per basic and diluted share compared to $1.0 million or $0.11 per basic and diluted share for the same period last year.
  * Operating revenues for 2008 were $86.8 million compared to $74.5 million for 2007, a 17% increase.
  * Operating income was $6.2 million for 2008 compared to $5.8 million for 2007.
  * Net income for 2008 was $2.8 million or $0.30 per basic and diluted share compared to $3.1 million or $0.32 per basic and diluted share for 2007.

Items impacting comparability between 2007 and 2008 include:

  * 2007 included tax benefits of $325,000 relating to the prior year's net operating losses that resulted in a lower effective tax rate for 2007 than for 2008.
  * Minority interest expense increased in 2008 by approximately $330,000 compared with 2007, primarily due to certain large minority owned facilities experiencing substantially better operating results in 2008.
  * Pre-tax costs associated with opening new centers were $641,000 for 2008 compared to $608,000 for 2007.
  * Non-cash stock compensation expense was $221,000 for 2008 compared to $217,000 for 2007.

Stephen Everett, President and Chief Executive Officer, commented, "2008 was both a strategic and financial success for DCA. In these extremely difficult economic times, it is comforting to be part of both a company and industry that are more resilient than most. Our company is in very good financial shape and continues to grow and evolve in an ever changing regulatory and clinical environment. It is especially heartening to witness our talented group of caregivers continue to provide unparalleled quality clinical service to the patients who entrust us with their lives."

Significant markers and noteworthy items for 2008 include:

  * Key clinical metrics continued to show advances throughout the year, which were the results of outstanding clinical care by our caregivers, and a heightened focus on preparing for anticipated "pay for performance" initiatives in conjunction with the 2011 reimbursement bundling under Medicare.

  * We experienced a slight increase in commercial contracting over prior years, yet sustained an expected 6% increase in revenue per treatment, year over year.

  * Our continued focus and enhancement on billing and collection functions resulted in a decrease in accounts receivable days outstanding (DSO) by 9 days in 2008.

  * We completed our largest acquisition to date, which was a Maryland dialysis center serving in excess of 145 patients. The transaction was completed at the end of the year.

  * In spite of the trying global economic conditions, we successfully completed an enhanced revolving line of credit with KeyBank National Association totaling $25,000,000, with favorable terms.

  * The installation and use of our new Clinical Information System began and remains on schedule for company wide deployment. This new system is expected to assist in recording and reporting clinical results in an increasingly regulated industry, while providing improved efficiencies at the operating levels.

Dialysis Corporation of America will be hosting a conference call in conjunction with its earnings release for the fourth quarter and fiscal year ended December 31, 2008. The conference call will be held on Friday, March 6, 2009 at 10:00 a.m. EST. The call is accessible either by dialing 1-866-238-0826 (enter attendee code: 1330728), or by simulcast on the internet at http://www.startconference.com, using conference ID 2135668. Participants may be asked to provide the title of the conference call, which is "Dialysis Corporation of America Fiscal Year 2008 Earnings." A replay of the conference call will be available on the company's website, www.dialysiscorporation.com, for a period of thirty days following the conference call.

Dialysis Corporation of America owns and operates freestanding kidney hemodialysis centers located in Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, and Virginia, and provides in-hospital dialysis services on a contract basis to certain hospitals located in the those states. The company provides patients with their choice of a full range of quality in-center, acute or at-home hemodialysis services.

This release contains forward-looking statements that are subject to risks and uncertainties that could affect the business and prospects of the company and cause actual results and plans to differ materially from those anticipated. Those factors include, but are not limited to, increases in interest rates, the possible need for and availability of additional financing, the company's satisfying the covenants and conditions of its credit facility, certain delays beyond the company's control with respect to future business events, the highly competitive environment in the establishment and operation of dialysis centers, the ability to develop or acquire additional dialysis facilities, whether patient bases of the company's dialysis facilities can mature to provide profitability, the extensive regulation of dialysis operations, government rate determination for Medicare reimbursement, pricing pressure from private payors, and other risks detailed in the company's filings with the SEC, particularly as described in the company's annual report on Form 10-K for the fiscal year ended December 31, 2007. The historical results contained in this press release are not necessarily indicative of future performance of the company.

Other Dialysis Corporation of America press releases, corporate profile, corporate governance materials, quarterly and current reports, and other filings with the Securities and Exchange Commission are available on Dialysis Corporation of America's internet home page: http://www.dialysiscorporation.com.

CONTACT: For additional information, you may contact Dialysis Corporation of America, 1302 Concourse Drive, Suite 204, Linthicum, MD 21090; Telephone Number (410) 694-0500; Attention: Investor Relations.

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

              DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF INCOME

                                                        2008             2007           2006
                                                        ----             ----           ----
                                                     (Unaudited)
Operating revenues:
  Sales:
     Medical services revenue                        $85,675,687     $73,170,573     $61,138,963
     Product sales                                     1,161,206       1,077,988         891,242
                                                     -----------     -----------     -----------
          Total sales revenues                        86,836,893      74,248,561      62,030,205
  Other income                                               ---         286,174         430,033
                                                     -----------     -----------     -----------
                                                      86,836,893      74,534,735      62,460,238
                                                     -----------     -----------     -----------

Cost and expenses:
  Cost of sales revenues:
    Cost of medical services                          51,452,299      44,248,309      36,968,682
    Cost of product sales                                659,766         598,086         549,590
                                                     -----------     -----------     -----------
          Total cost of sales revenues                52,112,065      44,846,395      37,518,272
  Selling, general and administrative expenses
    Corporate                                         10,586,797       7,917,038       6,460,309
    Facility                                          12,851,367      11,423,072       8,988,078
                                                     -----------     -----------     -----------
          Total                                       23,438,164      19,340,110      15,448,387
  Stock compensation expense                             221,166         217,474         275,438
  Depreciation and amortization                        2,783,826       2,619,049       2,319,070
  Provision for doubtful accounts                      2,088,248       1,665,120       1,198,995
                                                     -----------     -----------     -----------
                                                      80,643,469      68,688,148      56,760,162
                                                     -----------     -----------     -----------

Operating income                                       6,193,424       5,846,587       5,700,076

Other (expense) income, net                              (48,605)        (39,637)        100,968
                                                     -----------     -----------     -----------

Income before income taxes, minority and other
  equity interests and equity in affiliate earnings    6,144,819       5,806,950       5,801,044

Income tax provision                                   1,862,479       1,614,892       2,085,874
                                                     -----------     -----------     -----------

Income before minority and other equity interests
  and equity in affiliate earnings                     4,282,340       4,192,058       3,715,170

Minority and other equity interests in income
  of consolidated subsidiaries                        (1,438,225)     (1,105,736)       (919,739)

Equity in affiliate earnings                                 ---             ---         253,765
                                                     -----------     -----------     -----------

          Net income                                 $ 2,844,115     $ 3,086,322     $ 3,049,196
                                                     ===========     ===========     ===========
Earning per share:
  Basic                                                 $.30            $.32            $.32
  Diluted                                               $.30            $.32            $.32
                                                        ====            ====            ====

Weighted average shares outstanding:
  Basic                                                9,579,837       9,572,893       9,484,926
                                                       =========       =========       =========
  Diluted                                              9,613,866       9,607,672       9,575,733
                                                       =========       =========       =========

              DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS

                                                                    December 31,    December 31,
                                                                       2008             2007
                                                                    -----------     ------------
                                                                    (Unaudited)

Assets
Current assets:
  Cash and cash equivalents                                          $ 6,543,000     $ 2,447,820
  Accounts receivable, net                                            21,493,780      20,159,926
  Inventories, net                                                     2,918,578       2,006,661
  Deferred income tax asset                                            1,185,000         998,000
  Other current assets                                                 2,978,049       3,313,406
                                                                     -----------     -----------
          Total current assets                                        35,118,407      28,925,813
                                                                     -----------     -----------

Property and equipment                                                32,987,475      28,766,423
  Less accumulated depreciation and amortization                      14,452,018      12,264,029
                                                                     -----------     -----------
                                                                      18,535,457      16,502,394
                                                                     -----------     -----------

Goodwill                                                              16,492,401       8,576,893
Other assets                                                             932,930         841,092
                                                                     -----------     -----------
          Total other assets                                          17,425,331       9,417,985
                                                                     -----------     -----------
                                                                     $71,079,195     $54,846,192
                                                                     ===========     ===========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable and accrued expenses                              $14,717,692     $10,224,199
  Income taxes payable                                                    60,470          33,297
  Current portion of long-term debt                                       74,000          56,000
                                                                     -----------     -----------
          Total current liabilities                                   14,852,162      10,313,496

Deferred income taxes                                                  1,275,000         574,000
Long-term debt, less current portion                                  14,275,798       7,009,419
                                                                     -----------     -----------
          Total liabilities                                           30,402,960      17,896,915
                                                                     -----------     -----------

Minority interest in subsidiaries                                      5,412,208       4,942,797

Commitments and Contingencies

Stockholders' equity:
  Common stock                                                            95,797          95,736
  Additional paid-in capital                                          16,001,153      15,587,782
  Retained earnings                                                   19,167,077      16,322,962
                                                                     -----------     -----------
          Total stockholders' equity                                  35,264,027      32,006,480
                                                                     -----------     -----------
                                                                     $71,079,195     $54,846,192
                                                                     ===========     ===========

              DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                       SUPPLEMENTAL OPERATING DATA

                                                     Year Ended December 31,   Year-to-year
                                                     -----------------------     Change %
                                                      2008            2007     ------------
Operating data:
Treatments:
  Consolidated                                       272,452         241,189         13.0%
  Managed                                                ---          11,137       (100.0)%
                                                     -------         -------
Total treatments                                     272,452         252,326          8.0%

Patient revenue per treatment                        $314.46         $303.37           3.7 %
Same center growth data:
  Same center treatment growth                         5%              6%
  Same center revenue per treatment change             4%              1%
  Same center patient revenue growth                   9%              7%

                                                                                Quarter-to-
                                                    Quarter Ended December 31,    Quarter
                                                    ------------------------     Change %
                                                      2008            2007     ------------
Operating data:
Treatments:
  Consolidated                                        70,276          62,817         11.9%
  Managed                                                ---           2,847       (100.0)%
                                                     -------         -------
Total treatments                                      70,276          65,664          7.0%

Patient revenue per treatment                        $332.62         $312.59          6.4%

Same center growth data:
  Same center treatment growth                         4%              (4)%
  Same center revenue per treatment change             6%               10%
  Same center patient revenue growth                  10%                5%
Key clinical metrics:
  Treatment adequacy (% of pts with Kt/V greater
      than 1.2)                                       97.32%          95.38%
  Anemia management (% of pts with Hgb greater
      than 11)                                        82.06%          78.74%
  Venous access (% of pts with AVF)                   56.06%          52.98%

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